Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Arena Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-45330, 333-45332, 333-62894, 333-86350, 333-135398, 333-160329, 333-182238 and 333-189213) and on Form S-3 (Nos. 333-112542, 333-136023, 333-166481, 333-177826 and 333-181434) of Arena Pharmaceuticals, Inc., of our reports dated March 3, 2014, with respect to the consolidated balance sheets of Arena Pharmaceuticals, Inc., and subsidiaries as of December 31, 2013, and 2012, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013, annual report on Form 10-K of Arena Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California

March 3, 2014